Exhibit 99.1

Paychex Announces Expiration of HSR Waiting Period
for Paychex’s Acquisition of Paycor

Rochester, N.Y. (February 27, 2025) – Paychex, Inc. (Nasdaq: PAYX) (“Paychex”), an industry-leading human capital management (HCM) company delivering a full suite of technology and advisory solutions in human resources, employee benefit solutions, insurance, and payroll, announced that the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), has expired with respect to Paychex’s previously announced acquisition of Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of HCM, payroll and talent software.

The expiration of the HSR waiting period satisfies one of the major conditions to the closing of the acquisition, which remains subject to other customary closing conditions. The transaction is expected to close within the first half of calendar year 2025.

About Paychex
Paychex, Inc. (Nasdaq: PAYX) is an industry-leading HCM company delivering a full suite of technology and advisory services in human resources, employee benefit solutions, insurance, and payroll. The company serves over 745,000 customers in the U.S. and Europe and pays one out of every 12 American private sector employees. The more than 16,000 people at Paychex are committed to helping businesses succeed and building thriving communities where they work and live. To learn more, visit www.paychex.com.

About Paycor

Paycor’s HR, payroll, and talent platform connects leaders to people, data, and expertise. We help leaders drive engagement and retention by giving them tools to coach, develop, and grow employees. We give them unprecedented insights into their operational data with a unified HCM experience that can seamlessly connect to other mission-critical technology. By providing expert guidance and consultation, we help them achieve business results and become an extension of their teams. Learn more at paycor.com.

Contacts

Paychex Investor Relations:	Paychex Media Inquiries:
Jason Harbes, Director, Investor Relations	Tracy Volkmann
Phil Nicosia, Manager, Investor Relations	Manager, Public Relations
(800) 828-4411	(585) 387-6705
investors@paychex.com	tvolkmann@paychex.com

Cautionary Note Regarding Forward-Looking Statements

Certain written statements in this press release may contain, and members of management may from time to time make or discuss statements which constitute, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as "expect," "outlook," "will," guidance," "projections," "anticipate," "believe," "can," "could," "design," "may," "possible," "potential," "should" and other similar words or phrases. Forward-looking statements include, without limitation, all matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, and similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to known and unknown uncertainties, risks, changes in circumstances, and other factors that are difficult to predict, many of which are outside our control. Our actual performance and outcomes, including without limitation, our actual results and financial condition, may differ materially from those indicated in or suggested by the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support;

•	software defects, undetected errors, and development delays for our solutions;

•	the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks, and data loss and business interruptions;

•	the possibility of failure of our business continuity plan during a catastrophic event;

•	the failure of third-party service providers to perform their functions;

•	the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;

•	changes in health insurance and workers’ compensation insurance rates and underlying claim trends;

•	risks related to acquisitions and the integration of the businesses we acquire;

•	our clients’ failure to reimburse us for payments made by us on their behalf;

•	the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;

•	our failure to comply with covenants in our debt agreements;

•	changes in governmental regulations, laws, and policies;

•	our ability to comply with U.S. and foreign laws and regulations;

•	our compliance with data privacy and artificial intelligence laws and regulations;

•	our failure to protect our intellectual property rights;

•	potential outcomes related to pending or future litigation matters;

•	the impact of macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;

•	volatility in the political and economic environment, including inflation and interest rate changes;

•	our ability to attract and retain qualified people; and

•	the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Paycor has prepared and mailed a definitive information statement for its stockholders containing the information with respect to the proposed transaction specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed transaction. Paycor stockholders are strongly advised to read all relevant documents filed by Paycor with the SEC, including Paycor’s definitive information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available without charge by visiting the Paycor website at paycor.com.